UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

THE LION ELECTRIC COMPANY

(Exact Name of Registrant as Specified in its Charter)

Province of Québec	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

921 chemin de la Rivière-du-Nord

Saint-Jérôme (Québec) J7Y 5G2

Telephone: (450) 432-5466

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which to be so registered each class is to be registered
Warrants to purchase Common Shares	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-265627

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the warrants to purchase common shares (the “Securities”) of The Lion Electric Company, a corporation existing under the Business Corporations Act (Québec) (the “Registrant”).

The description of the Securities contained under the caption “Description of Warrants” in the Short Form Base Shelf Prospectus dated June 17, 2022 (the “Base Prospectus”) and under the caption “Description of the Securities Being Distributed—Warrants” in the Prospectus Supplement dated December 12, 2022 (the “Prospectus Supplement”) to the Base Prospectus (the Base Prospectus as supplemented by the Prospectus Supplement, the “Prospectus”), which Prospectus is part of the Registrant’s Registration Statement on Form F-10 under the Securities Act of 1933, as amended (File No. 333-265627) filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2022, to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Commission.

Exhibit Number	Description of Exhibit

1

Short Form Base Shelf Prospectus dated June 17, 2022 (incorporated by reference to the Registrant’s Registration Statement on Form F-10 (File No. 333-265627) filed with the Commission on June 17, 2022)

2

Prospectus Supplement dated December 12, 2022 to the Short Form Base Prospectus dated June 17, 2022 (File No. 333-265627) (incorporated by reference to the filing of Voluntary Supplemental Material by Foreign Issuers filed with the Commission on December 14, 2022)

3	Warrant Indenture dated as of December 16, 2022 between the Registrant and TSX Trust Company

4	Form of Warrant (included in Exhibit 3 hereto)

5	Form of Warrant Transfer (included in Exhibit 3 hereto)

6	Form of Warrant Exercise Form (included in Exhibit 3 hereto)

7	Form of Confirmation of Exercise Price to Warrant Agent (included in Exhibit 3 hereto)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE LION ELECTRIC COMPANY

Date: December 16, 2022	By:	/s/ Nicolas Brunet
	Name:	Nicolas Brunet
	Title:	Executive Vice President and Chief Financial Officer